AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

COGNIGEN NETWORKS, INC.
(Including change of name to BayHill Capital Corporation)

Pursuant to the provisions of the Colorado Business Corporations Act (the “CBCA”), Cognigen Networks, Inc., a Colorado corporation (the “Company”), hereby declares and certifies as follows:

1.            The name of the Company is Cognigen Networks, Inc.

2.            The Articles of Incorporation of the Company are hereby amended and restated in their entirety as set forth on Exhibit A hereto (the “Restated Articles”).

3.            The Restated Articles were approved on January __, 2008, by a majority of holders (collectively, the “Shareholders”) of all of the outstanding shares of common stock of the Company in accordance with the provisions of the CBCA and the Articles of Incorporation of the Company.

5.            The designation, number of outstanding shares, number of votes entitled to be cast and the total number of votes cast for and against the Restated Articles by the Shareholders were as follows:

Designation and Number of Outstanding Shares	Number of Votes Entitled To Be Cast	Number of Votes Represented	For	Against
38,865,726Shares of Common Stock	38,865,726	_________	_______	_______

The number of votes cast for the Restated Articles was sufficient for approval.

IN WITNESS WHEREOF, these Amended and Restated Articles of Incorporation were executed by the Company on the ___day of January __, 2008.

COGNIGEN NETWORKS, INC.
a Coloradocorporation

By: ____________________________________

EXHIBIT A
TO
Amended and Restated Articles of Incorporation
                                                                   of
                                        Cognigen Networks, Inc.
____________________________________________________________________

Amended and Restated Articles of Incorporation
of
Cognigen Networks, Inc.
(now known as BayHill Capital Corporation)

Pursuant to the provisions of the Colorado Business Corporations Act (the “CBCA”), Cognigen Networks, Inc., a Colorado corporation, hereby declares and certifies as follows:

FIRST:                       The name of the corporation is BayHill Capital Corporation (the “Corporation”).

SECOND:                                 The Article of Incorporation of the Corporation are hereby amended and restated in their entirety.

THIRD:                       The Corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under the laws of Colorado. In addition, the Corporation may do everything necessary, suitable or proper for the accomplishment of any of its corporate purposes. The Corporation may conduct part or all of its business in any part of Colorado, the United States or the world and may hold, purchase, mortgage, lease and convey real and personal property in any of such places.

Article FOURTH of the Articles of Incorporation is amended in its entirety so that as amended it reads as follows:

FOURTH:                                 (a)            The aggregate number of shares that the Corporation shall have authority to issue is: (i) one hundred million (100,000,000) shares of common stock, having a par value of $.0001; and (ii) four hundred thousand (400,000) shares of preferred stock, having a par value of $.0001.

(b)            The number of outstanding shares of Common Stock will be reduced from 38,865,726 to 777,315.

(c)            Each holder of Common Stock of record shall have one vote for each share of Common Stock standing in the shareholder’s name on the books of the corporation and entitled to vote, except that in the election of directors each holder of Common Stock shall have as many votes for each share of Common Stock held by the shareholder as there are directors to be elected and for whose election the shareholder has a right to vote.  Cumulative voting shall not be permitted in the election of directors or otherwise.  All holders of Common Stock shall vote together as a single class on all matters as to which holders of common Stock shall be entitled to vote.

(d)            Shares of Preferred Stock may be issued from time to time in one or more series as the Board of Directors may determine, without shareholder approval, as hereinafter provided. The Board of Directors is hereby authorized, by resolution or resolutions, to provide from time to time, out of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock, for a series of Preferred Stock. Before any shares of any such series of Preferred Stock are issued, the Board of Directors shall (i) fix and determine, and is hereby expressly empowered to fix and determine, by resolution, or resolutions, the designations, powers, preferences, relative participating, optional, and other special rights, qualifications, limitations, and restrictions, of the shares of such series and (ii) make such filings and recordings with respect thereto as required by the Colorado Business Corporation Act. Each series of Preferred Stock shall be given a distinguishing designation.

The Board of Directors is expressly authorized to vary the provisions relating to the foregoing matters between the various series of Preferred Stock.  All shares of Preferred Stock of any one series shall be identical in all respects with all shares of such series, except that shares of any one series issued at different times may differ as to the dates from which any dividends thereon shall be payable and, if cumulative, shall cumulate.

Unless otherwise provided in the resolution, or resolutions, of the Board of Directors providing for the issuance thereof, the number of authorized shares of any series of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution, or resolutions, by the Board of Directors and appropriate filing and recording to the extent required by the Colorado Business Corporation Act.  In case the number of shares of any such series of Preferred Stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution, or resolutions, of the Board of Directors providing for the issuance thereof, resume the status of authorized but unissued shares of Preferred Stock, undesignated as to series, and my be reissued as part of such series or as part of any other series of Preferred Stock.

Unless otherwise provided in the resolution, or resolutions, of the Board of Directors providing for the issuance thereof, shares of any series of Preferred Stock that shall be issued and thereafter acquired by the corporation through purchase, redemption (whether through the operation of a sinking fund or otherwise), conversion, exchange, or otherwise shall have the status of authorized and unissued shares of Preferred Stock, undesignated as to series, and may be reissued as part of such series or as part of any other series of Preferred Stock.

(e)            No holder of any shares of the corporation, whether now or hereafter unauthorized, shall have any preemptive or preferential right to acquire any shares or securities of the corporation, including shares of securities held in the treasury of the corporation.

FIFTH:                       Five directors shall constitute the initial board, their names and addresses being as follows:

Robert K. Bench	James U. Jensen
10757 S. Riverfront Pkwy	10757 S. Riverfront Pkwy
South Jordan, Utah 80112	South Jordan, Utah 80112

Roy D. Banks	John M. Knab
10757 S. Riverfront Pkwy	10757 S. Riverfront Pkwy
South Jordan, Utah 80112	South Jordan, Utah 80112

John D. Thomas
10757 S. Riverfront Pkwy
South Jordan, Utah 80112

SIXTH:                       The address of the registered office of the corporation is 10219 Bluffmont Drive, Lone Tree, Colorado 80124. The name of its initial registered agent at such address is Thomas S. Smith. The corporation may conduct part or all of its business in any other part of Colorado, or of the United States or of the World. It may hold, purchase, mortgage, lease and convey real and personal property in any of such places.

SEVENTH:                                 The corporation shall be entitled to treat the registered holder of any shares of the corporation as the owner thereof for all purposes, including all rights deriving from such shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, unless and until such purchaser, assignee, transferee or other person becomes the registered holder of such shares, whether or not the corporation shall have either actual or constructive notice of the interests of such purchaser, assignee, or transferee or other person. The purchaser, assignee, or transferee of any of the shares of the corporation shall not be entitled: to receive notice of the meetings of the shareholders; to vote at such meetings; to examine a list of the shareholders; to be paid dividends or other sums payable to shareholders; or to own, enjoy and exercise any other property or rights deriving from such shares against the corporation, until such purchaser, assignee, or transferee has become the registered holder of such shares.

EIGHTH:                                 The following provisions are inserted for the management of the new business and for the conduct of the affairs of the corporation, and the same are in furtherance of and not in limitation or exclusion of the powers conferred by law.

(a)            Right of Directors to Contract with Corporation.  No contract or other transaction between the corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the board of directors or a committee thereof which authorizes approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

(i)  The fact of such relationship of interest is disclosed or known to the board of directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

(ii)  The fact of such relationship or interest is disclosed or known to the shareholders entitle to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

(iii)  The contract or transaction is fair and reasonable to the corporation.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

(b)  Corporation Opportunity.  The officers, directors and other members of management of this corporation shall be subject to the doctrine of “corporate opportunities” only insofar as it applies to business opportunities in which this corporation has expressed an interest as determined from time to time by this corporation’s board of directors as evidenced by resolutions appearing in the corporation’s minutes.  Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors, and other members of management of this corporation shall be disclosed promptly to this corporation and made available to it.  The board of directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity.  Until such time as this corporation, through its board of directors, has designated an area of interest, the officers, directors and other members of management of this corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of this corporation to continue a business existing prior to the time that such area of interest is designated by the corporation.  This provision shall not be construed to release any employee of this corporation (other than an officer, director or member of management) from any duties which he may have to this corporation.

(c)  Indemnification of Directors and Others.

(i)  The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolocontendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

(ii)  The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation; but no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

(iii)  To the extent that a director, officer, employee or agent of the corporation has been successful on the merits in defense of any action, suit, or proceeding referred to in this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(iv)  Any indemnification under (i) or (ii) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said paragraphs (i) and (ii) of this Article.  Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or, if such a quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

(v)  Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors as provided in paragraph (iv) of this section upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized in this section.

(vi)  The indemnification provided by this section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, and bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

(vii)  The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

(viii)  A unanimous vote of all shares entitled to vote thereon shall be required to amend this section.

(d)  Shareholder Voting.

(i) One-third of the shares entitled to vote represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.

(ii)  Except as bylaws adopted by the shareholders may provide for a greater voting requirement and except as is otherwise provided by the Colorado Business Corporation Act with respect to action on a plan of merger or share exchange, on the disposition of substantially all of the property of the corporation, on the granting of consent to the disposition of property by an entity controlled by the corporation and on the dissolution of the corporation, action on a matter other than the election of directors is approved if a quorum exists and if the votes cast favoring the action exceed the votes cast opposing the action.  Any bylaw adding, changing or deleting a greater quorum or voting requirement for shareholders shall meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever are greater.

(e)  Adoption and Amendment of Bylaws.  The initial bylaws of the corporation shall be adopted by its board of directors.  The power to alter, amend or repeal the bylaws or adopt new bylaws shall be vested in the board of directors, but the holders of common stock may also alter, amend or repeal the bylaws or adopt new bylaws.  The bylaws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with law or these Articles of Incorporation.

NINTH:                       A director of the corporation shall not be personally liable to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director. However, this provision shall not eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages otherwise existing for (i) any breach of the director’s duty of loyalty to the corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in Section 7-108-403 of the Colorado Business Corporation Act, as it may be amended from time to time; or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit.  If the Colorado Business Corporation Act is hereafter amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the Colorado Business Corporation Act as so amended.  Any repeal or modification of this Article NINTH shall not adversely affect any right or protection of a director of the corporation under this Article NINTH, as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this Article NINTH, prior to such repeal or modification.  Nothing contained herein will be construed to deprive any director of the director’s right to all defenses ordinarily available to a director nor will anything herein be construed to deprive any director of any right the director may have for contribution from any other director or other person.

[Remainder of page left blank intentionally – Signature page follows]

DATED this ___ day of December, 2007.

BAYHILL CAPITAL CORPORATION,
a Coloradocorporation

By:            _____________________________
(Signature)
_____________________________
(Typed/Printed Name and Title)